EXHIBIT 1.01

CITIGROUP INC.

6.320% Junior Subordinated Deferrable Interest Debentures due March 15, 2041

REMARKETING AGREEMENT

New York, New York
As of October 27, 2009

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This Remarketing Agreement is dated as of October 27, 2009 (the “Remarketing Agreement”) among Citigroup Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. (“Citi”) (the “Remarketing Agent,” which expression shall include any institution(s) appointed as a Remarketing Agent in accordance with Section 9 hereof), and The Bank of New York Mellon, not individually but solely as Stock Purchase Contract Agent (as defined below) and as attorney-in-fact of the holders of Stock Purchase Contracts (as defined below). The Remarketing Agents are undertaking to remarket 6.320% Junior Subordinated Deferrable Interest Debentures due March 15, 2041 (principal amount $25 per Debenture) which terms will be modified as described in the notice from The Bank of New York Mellon, as Institutional Trustee (as defined below), dated October 27, 2009 (the “Notice”) pursuant to Section 5(c)(i) of Annex I to the Declaration (as defined below) (such debentures, as modified from time to time or any successor or replacement debentures (whether or not such debentures were remarketed by the Remarketing Agent), the “Securities”), issued by the Company, pursuant to an Indenture dated as of July 23, 2004 (the “Base Indenture”), between the Company and The Bank of New York Mellon, formerly known as The Bank of New York, as successor trustee to JPMorgan Chase Bank (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 3, 2007 (the “First Supplemental Indenture,” and, together with the Base Indenture and, following execution thereof, the New Supplemental Indentures (as defined below), the “Indenture”), between the Company and the Trustee. The Securities were initially issued by the Company to Citigroup Capital XXIX, a statutory business trust formed under Delaware law (the “Trust”), together with a guarantee, subject to certain restrictions (the “Guarantee”), of the 6.320% Capital Securities of Citigroup Capital XXIX (stated liquidation amount $1,000 per Capital Security) (the “Capital Securities”) issued by the Trust pursuant to the terms of the Amended and Restated Declaration of Trust dated as of December 3, 2007, among the Company, as the Sponsor, The Bank of New York Mellon, formerly known as The Bank of New York, as institutional trustee (the “Institutional Trustee”), BNY Mellon Trust of Delaware, formerly known as The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), the regular trustees named therein and the holders from time to time of the beneficial interests in the assets of the Trust (the “Declaration”).

A 1/40th or 2.5% undivided beneficial ownership interest in each Capital Security is part of a Citigroup Upper DECS Equity Unit (the “DECS”), which initially also included (i) a stock purchase contract (a “Stock Purchase Contract”), which was issued pursuant to the Stock Purchase Contract Agreement, dated as of December 3, 2007 (the “Stock Purchase Contract Agreement”), between the Company and The Bank of New York Mellon, formerly known as The Bank of New York, as stock purchase contract agent (the “Stock Purchase Contract Agent”) and under which the holder is obligated to purchase from the Company on the relevant Stock Purchase Date (as defined in the Stock Purchase Contract Agreement) a number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), equal to the Settlement Rate as set forth in the Stock Purchase Contract Agreement and (ii) a 1/40th or 2.5% undivided beneficial ownership interest in a 6.320% Capital Security of Citigroup Capital XXIX.

In accordance with the Declaration, on October 21, 2009, the Company, as holder of all of the common securities of the Trust, directed the Institutional Trustee to dissolve the Trust, effective November 23, 2009, and to cancel all of the Capital Securities. In accordance with the terms of the Declaration, the Securities will be distributed to holders of the Capital Securities and Common Securities (as defined in the Declaration). Upon distribution to holders of the Capital Securities, the Securities constituting a part of the DECS will be pledged by the Stock Purchase Contract Agent, on behalf of the holders of the DECS, to Wilmington Trust Company, as collateral agent (the “Collateral Agent”), pursuant to the Pledge Agreement, dated as of December 3, 2007 (the “Pledge Agreement”), among the Company, the Stock Purchase Contract Agent and Wilmington Trust Company, as Collateral Agent, custodial agent (the “Custodial Agent”) and as securities intermediary, to secure the holders’ obligation to purchase Common Stock on the relevant Stock Purchase Date under the Stock Purchase Contracts.

Capitalized terms used and not defined in this Remarketing Agreement shall have the meanings set forth in the Declaration, the Stock Purchase Contract Agreement, the Pledge Agreement and/or the Indenture, as the case may be. Unless the context otherwise requires, all references in the Stock Purchase Contract Agreement, the Pledge Agreement and the Indenture to the Capital Securities shall be deemed to refer to the Securities.

The Remarketing (as defined below) of the Securities is provided for in Section 5 of Annex I to the Declaration. The Company intends to promptly enter into one or more new supplemental indentures (the “New Supplemental Indentures”) with the Trustee, making provision for the remarketing and reset mechanics of the Securities, among other provisions, on the basis set forth in Section 5 of Annex I to the Declaration upon dissolution of the Trust.

As used in this Remarketing Agreement, the term “Remarketed Securities” means the Securities subject to the Remarketing as notified to the Remarketing Agent by the Collateral Agent and the Custodial Agent, on or prior to the first Business Day prior to the Initial Remarketing (as defined below); the term “Remarketing Procedures” means the procedures in connection with the Remarketing, described in the Stock Purchase Contract Agreement, the Pledge Agreement, the Declaration and, upon entry into the New Supplemental Indentures, the New Supplemental Indentures, as the case may be; the term “Remarketing” means the remarketing of the Remarketed Securities pursuant to the Remarketing Procedures; the term “Initial Remarketing” means the initial remarketing period which will begin on November 27,

2009 and end on December 10, 2009; and the term “Remarketing Settlement Date” means December 15, 2009. The “Remarketing Date” means any date during the Initial Remarketing on which the Remarketing Agent(s), the Company and the Stock Purchase Contract Agent shall enter into a pricing agreement relating to the Remarketed Securities (the “Pricing Agreement”).  The firm or firms designated as the representative or representatives, as the case may be, of the Remarketing Agents of the Remarketed Securities in the Pricing Agreement will act as the representative or representatives (the “Representatives”).  To the extent there is only one Remarketing Agent for the remarketing of the Remarketed Securities, the terms Representatives and Remarketing Agents shall mean the Remarketing Agent.

1.           Appointment and Obligations of the Remarketing Agent.

(a)           The Company hereby appoints Citi as the initial Remarketing Agent, and Citi hereby accepts appointment as Remarketing Agent, for the purpose of (i) remarketing the Remarketed Securities on behalf of the holders thereof, (ii) establishing the Reset Rate (as defined below) for the Securities in connection with the Remarketing, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

(b)           The Remarketing Agents agree (i) to use commercially reasonable efforts to remarket the Remarketed Securities tendered or deemed tendered to the Remarketing Agents in the Remarketing, (ii) to establish the Reset Rate in accordance with the Remarketing Procedures and to notify the Sponsor, the Institutional Trustee, the Trustee and the Stock Purchase Contract Agent promptly of the Reset Rate, and (ii) to carry out such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

(c)           During the Initial Remarketing, the Remarketing Agents shall use their commercially reasonable efforts to remarket, at a price which results in proceeds, net of the Remarketing Agent’s Fee as described in Section 1(j), equal to at least 100% of the Remarketing Value (the “Remarketing Price”), the Remarketed Securities tendered or deemed tendered for purchase.

(d)           If, as a result of the efforts described in Section l(b), the Remarketing Agents determine that they will be able to remarket all Remarketed Securities tendered or deemed tendered for purchase at the Remarketing Price by 4:00 P.M., New York City time, on any Remarketing Date (a “Successful Remarketing”), the Remarketing Agents shall in their sole discretion determine the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent, which will apply to all Securities (whether or not the holders thereof participate in the Remarketing) (the “Reset Rate”) that will enable it to remarket all Remarketed Securities tendered or deemed tendered for Remarketing; provided, however, that the Reset Rate may not exceed the Reset Cap and may not be less than 0% per annum.

(e)           If, by 4:00 P.M., New York City time, on the last date in the Initial Remarketing, the Remarketing Agents are unable to remarket all Remarketed Securities tendered or deemed tendered for purchase, the remarketing shall be not Successful.

(f)           By approximately 4:30 P.M., New York City time, on the applicable Remarketing Date, the Remarketing Agents shall notify the Sponsor, the Institutional Trustee (if applicable), the Trustee and the Stock Purchase Contract Agent that the Remarketing was a Successful Remarketing and of the Reset Rate determined in the Remarketing.

(g)           In accordance with the Depositary’s normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Security tendered or deemed tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Securities delivered by book-entry as necessary to effect purchases and sales of such Securities.

(h)           On the Remarketing Settlement Date, the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Remarketed Securities in the Remarketing, shall be subject to modification to the extent required by the Depositary or, if the book-entry system is no longer available for the Remarketed Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Remarketed Securities in certificated form. In addition, the Remarketing Agents may modify the settlement procedures set forth herein in order to facilitate the settlement process.

(i)           On the Remarketing Settlement Date, the Remarketing Agents shall retain as a remarketing fee an amount to be as agreed among the Sponsor, the Trust (if applicable) and the Remarketing Agents and specified in the Pricing Agreement (the “Remarketing Agent’s Fee”) and shall remit any proceeds remaining after such deduction as provided for in the Remarketing Procedures. Holders whose Securities are remarketed pursuant to this Remarketing Agreement will not otherwise be responsible for the payment of any remarketing fee in connection therewith.

(j)           On any day during the Initial Remarketing other than the last day of the Initial Remarketing, the Sponsor may, in its absolute discretion (and without prior notice being given to holders of Securities or the DECS), postpone the Remarketing until the following Business Day by giving notice of such postponement to the Remarketing Agents in accordance with this Remarketing Agreement.

(k)           If fewer than all of the Remarketed Securities are remarketed in accordance with the terms hereof, the Remarketing shall be deemed to have failed as to all Remarketed Securities.

(l)           The Remarketing Agents hereby agree in connection with the remarketing of the Remarketed Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the NASD Conduct Rules adopted by the Financial Industry Regulatory Authority.

(m)           If at any time during the term of this Remarketing Agreement, any Event of Default (as defined in the Indenture) or event that with the passage of time or the giving of notice or both would become such an Event of Default has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agents under this Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly cause the Trustee, the Stock Purchase Contract Agent and the Collateral Agent to give the Remarketing Agents notice of all such defaults and events.

2.           Representations and Warranties.  The Company represents and warrants to, and agrees with, each Remarketing Agent as set forth below in this Section 2.

(a)           The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-157459), for registration under the Act of the remarketing of the Remarketed Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company will file with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), a preliminary prospectus relating to the Remarketed Securities, which will be furnished to you.  The Company will file with the Commission a final prospectus relating to the Remarketed Securities in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder.  The Registration Statement, at the Execution Time, will meet the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement will not be earlier than the date three years before the Execution Time.

(b)           On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed and on the Remarketing Settlement Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on the Remarketing Settlement Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Remarketing Settlement Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Remarketing Agent through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Remarketing Agents consists of the information described as such in Section 7 hereof.

(c)           As of the Execution Time, the Disclosure Package and the Final Term Sheet (as defined in Section 4(b) below), when taken together as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to information in or omissions from the Disclosure Package or the Final Term Sheet based upon and in conformity with written information furnished to the Company by any Remarketing Agent through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Remarketing Agent consists of the information described as such in Section 7 hereof.

(d)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was or will be (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Remarketed Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)           (i) At the earliest time after the latest Effective Date that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2)) of the Remarketed Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and will not be an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)           Neither any Issuer Free Writing Prospectus nor the Final Term Sheet will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Remarketing Agent through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Remarketing Agent consists of the information described as such in Section 7 hereof.

(g)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Remarketing Agents that references the Remarketing or this Remarketing Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Remarketing Agent.

3.           The Remarketed Securities.  The Remarketed Securities shall be issuable only in registered form.  The Remarketed Securities will be initially represented by one or more global Securities registered in the name of DTC or its nominees.  Beneficial interests in the Remarketed Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank S.A./N.V. and Clearstream International and their respective participants.  Owners of beneficial interests in the Remarketed Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Final Prospectus.  Principal and interest on the Remarketed Securities shall be payable in United States dollars.  The relevant provisions of Article IV of the Indenture relating to defeasance shall apply to the Remarketed Securities.

4.           Agreements.  The Company agrees with the several Remarketing Agents that:

(a)           Prior to the termination of the Remarketing of the Remarketed Securities, the Company will not file any amendment of the Registration Statement or prospectus (including the Preliminary Prospectus and the Final Prospectus) unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or prospectus to which they reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the Remarketing of the Remarketed Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Remarketed Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           The Company will prepare a final term sheet, containing solely a description of final terms of the Remarketed Securities and the remarketing thereof (the “Final Term Sheet”), in a form approved by Citi and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)           If, at any time prior to the filing of the Final Prospectus, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Remarketing Agents in such quantities as the Remarketing Agents may reasonably request.

(d)           If, at any time when a prospectus relating to the Remarketed Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) promptly notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e)           As soon as practicable, but in any event not later than 16 months after the Remarketing Settlement Date, the Company will make generally available to its security holders and the Representatives an earnings statement of the Company covering a period of at least 12 months beginning after the Remarketing Settlement Date and otherwise satisfying Section 11(a) of the Act.

(f)           Upon request, the Company will furnish to the Representatives and counsel for the Remarketing Agents, without charge, so long as delivery of a prospectus by a Remarketing Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the remarketing that are required to be prepared, furnished or delivered by it.

(g)           The Company will arrange, if necessary, for the qualification of the Remarketed Securities for sale under the laws of such jurisdictions as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Remarketed Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the remarketing; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the remarketing of the Remarketed Securities, in any jurisdiction where it is not now so subject.

(h)           Upon the request of the Representatives if they deem it necessary or advisable in connection with the remarketing, the Company agrees to use its best efforts to have the Remarketed Securities approved for listing on the Luxembourg Stock Exchange and to maintain such listing so long as any of the Remarketed Securities are outstanding, provided, however, that: if it is impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing due to changes in listing requirements occurring after the date of the Prospectus, or if the Transparency Directive (as defined in the Prospectus) is implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles or standards that are materially different from United States generally accepted accounting principles, the Company may de-list the Remarketed Securities from the Luxembourg Stock Exchange and shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Remarketed Securities by another listing authority, exchange or system within or outside the European Union as it may decide.  If such an alternative admission is not available or is, in the Company’s opinion, unduly burdensome, such an alternative admission will not be obtained, and the Company shall have no further obligation in respect of any listing, trading or quotation for the Remarketed Securities.

(i)           (i) The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and (ii) each Remarketing Agent, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Remarketed Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the Final Term Sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included as a schedule to the Pricing Agreement.  Any such free writing prospectus consented to by the

Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)           The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, except any broker-dealer affiliate, or any person in privity with the Company or any affiliate of the Company, except any broker-dealer affiliate) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any securities, including any guarantee of such securities (other than a guarantee of securities issued by Citigroup Funding Inc.), of the Company, in each case that are substantially similar to the Remarketed Securities or any security convertible into or exchangeable for the Remarketed Securities or such substantially similar securities, or publicly announce an intention to effect any such transaction, during the period beginning the start of the Initial Remarketing and ending the Remarketing Settlement Date.

(k)           The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

(l)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Remarketed Securities, except that the Company makes no agreement as to the activities of any Remarketing Agent.

5.           Conditions to the Obligations of the Remarketing Agents.  The obligations of the Remarketing Agents to purchase the Remarketed Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Execution Time, the Remarketing Date and the Remarketing Settlement Date (in each case, to the extent such representations and warranties are applicable as of such date), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           (i) The Trust shall have been duly and validly dissolved, the Capital Securities shall have been cancelled and the Securities shall have been duly and validly distributed to the holders of the Capital Securities and Common Securities in accordance with terms of the Declaration, (ii) the Stock Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Remarketing pursuant to the Stock Purchase Contract Agreement, the Pledge Agreement, the Indenture and this Remarketing Agreement (including, without limitation, giving the Remarketing Agents notice of the aggregate principal amount of Remarketed Securities to be remarketed no later than 11:00 a.m., New York City time, on the first Business Day prior to the Initial Remarketing and concurrently delivering evidence of the Securities to be remarketed to the Remarketing Agents), (iii) no Event of Default (as defined in the Indenture) shall have occurred and be continuing, (iv) the Company and the Trustee shall have entered into the New Supplemental Indentures (in form and substance reasonably satisfactory to the Representatives) and (v) the satisfaction of the other conditions set forth in this Remarketing Agreement.

(b)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c)           Subsequent to the Execution Time, (1) trading in the Company’s Common Stock shall not have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on such exchange, (2) a banking moratorium shall not have been declared either by Federal or New York State authorities and (3) there shall not have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives after consultation with the Company, impractical or inadvisable to proceed with the Initial Remarketing or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

(d)           The Company shall have requested and caused counsel for the Company to have furnished to the Representatives the opinion, dated the Remarketing Settlement Date and addressed to the Representatives, with respect to the Remarketing of the Remarketed Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require.

(e)           The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Remarketing Agents, such opinion or opinions, dated the Remarketing Settlement Date and addressed to the Representatives, with respect to the Remarketing of the Remarketed Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)           The Representatives shall have received an opinion of counsel for the Company, dated the Remarketing Settlement Date, to the effect that the material federal tax consequences to the holders of the Remarketed Securities as set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax, constitute an accurate summary of the matters set forth therein in all material respects.

(g)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller, any Deputy Controller or the Treasurer and by any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated the Remarketing Settlement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Remarketing Agreement and that:

(i)           the representations and warranties of the Company in this Remarketing Agreement are true and correct on and as of the Remarketing Settlement Date with the same effect as if made on the Remarketing Settlement Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Remarketing Settlement Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)           since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h)           The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Remarketing Settlement Date, a customary “comfort letter”, dated as of the Remarketing Settlement Date, that is satisfactory in content and form to the Representatives.

(i)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (h) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the remarketing or delivery of the Remarketed Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

(j)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s senior securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)           Prior to the Remarketing Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Remarketing Agreement with respect to the remarketing of Remarketed Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Remarketing Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Remarketing Agents, this Remarketing Agreement and all obligations of the Remarketing Agents hereunder may be canceled with respect to such remarketing at, or at any time prior to, the Remarketing Settlement Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Remarketing Agents, at One Liberty Plaza, New York, New York 10006, on the Remarketing Settlement Date.

6.           Reimbursement of Remarketing Agents’ Expenses.  If the sale of the Remarketed Securities provided for herein is not consummated because any condition to the obligations of the Remarketing Agents set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any of its agreements herein or comply with any provision hereof other than by reason of a default by any of the Remarketing Agents, the Company will reimburse the Remarketing Agents severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed remarketing of the Remarketed Securities.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Remarketing Agent, the directors, officers, employees and agents of each Remarketing Agent and each person who controls any Remarketing Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Remarketing Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Remarketing Agent, but only with reference to written information furnished to the Company by or on behalf of such Remarketing Agent through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Remarketing Agent may otherwise have.  The Company acknowledges that the statements set forth (i) in the second-to-last paragraph of the cover page regarding delivery of the Remarketed Securities and, under the heading “Plan of Distribution” and (ii) the paragraph related to over-allotment, stabilization and syndicate covering transactions in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Remarketing Agents for inclusion in the Preliminary Prospectus or the Final Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Remarketing Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Remarketing Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Remarketing Agents on the other from the remarketing of the Remarketed Securities; provided, however, that in no case shall (i) any Remarketing Agent (except as may be provided in any agreement among Remarketing Agents relating to the remarketing of the Remarketed Securities) be responsible for any amount in excess of the Remarketing Agent’s Fee applicable to the Remarketed Securities purchased by such Remarketing Agent hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Remarketing Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Remarketing Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the remarketing (before deducting expenses) received by the Company, and benefits received by the Remarketing Agents shall be deemed to be equal to the Remarketing Agent’s Fee, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Remarketing Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Remarketing Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls a Remarketing Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Remarketing Agent shall have the same rights to contribution as such Remarketing Agent, and each person who controls the Company, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.           Resignation and Removal of the Remarketing Agents. The Remarketing Agents may resign and be discharged from their duties and obligations hereunder, and the Company may remove a Remarketing Agent, by giving five (5) Business Days’ prior written notice to the Stock Purchase Contract Agent and, in the case of a removal, to the Representatives; provided that no such resignation nor any such removal shall become effective unless at least one Remarketing Agent remains, or is appointed pursuant to Section 9 as, a party to this Remarketing Agreement. The provisions of this Section 8 shall survive the resignation or removal of the Remarketing Agents pursuant to this Remarketing Agreement.

9.           New Remarketing Agents. The Company may appoint any institution or institutions as new Remarketing Agent(s) hereunder (each a “New Remarketing Agent”) in respect of the Remarketing in which event, upon the confirmation by such institution through a letter to the Company and the Stock Purchase Contract Agent confirming acceptance of such nomination by the New Remarketing Agent substantially in the form of Annex I hereof, such New Remarketing Agent shall become a party hereto, unless otherwise provided for herein, with all the authority, rights, powers, duties and obligations as if originally named as Remarketing Agent hereunder. The Company will notify the Remarketing Agent(s) appointed in respect of the remarketing of the Remarketed Securities and the Stock Purchase Contract Agent of a change in the identity of other Remarketing Agents appointed or who have resigned in respect of the remarketing of the Remarketed Securities generally as soon as reasonably practicable.

10.           Dealing in the Remarketed Securities. The Remarketing Agents, when acting hereunder, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Remarketed Securities. The Remarketing Agents may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agents, in their individual capacities, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

11.           Selling Restrictions. Each Remarketing Agent agrees and each additional Remarketing Agent appointed pursuant to Section 1 of this Remarketing Agreement will be required to agree that it will comply with the additional selling restrictions as set forth in Annex II hereof.

12.           Termination of Remarketing Agreement. This Remarketing Agreement shall terminate (i) the Business Day immediately following the Remarketing Settlement Date, (ii) at 5:00 P.M. New York City time, on the last date of the Initial Remarketing if the remarketing is not Successful or (ii) on the effective date of the resignation or removal of all of the Remarketing Agents pursuant to Section 8 without any appointment of new Remarketing Agents pursuant to Section 9. In addition, the obligations of the Remarketing Agent may be terminated by it by notice given to the Company prior to the start of the Initial Remarketing if, prior to that time, any of the conditions precedent to the obligations of the Remarketing Agents described in Section 5 hereof as to be satisfied by the date of such notice shall have failed to occur.

13.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Remarketing Agents set forth in or made pursuant to this Remarketing Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Remarketing Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Remarketed Securities.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Remarketing Agreement.

14.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to Citigroup Inc.—Treasury Department, 153 E. 53rd Street, 6th Floor, New York, New York 10043 (fax no.: (212) 793-5629), with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, New York 11120, Attn: Associate General Counsel – Capital Markets (fax no.: (718) 248-2705).

15.           Successors.  This Remarketing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

16.           No Fiduciary Duty. The Company hereby acknowledges that (i) the remarketing of the Remarketed Securities pursuant to this Remarketing Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Remarketing Agents and any affiliate through which it may be acting, on the other, (ii) the Remarketing Agents owe the Company only those duties and obligations set forth in this Agreement and the Remarketing Procedures and (iii) the Company’s engagement of the Remarketing Agents in connection with the remarketing and the process leading up to the remarketing is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the remarketing (irrespective of whether any of the Remarketing Agents has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Remarketing Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           Integration. This Remarketing Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Remarketing Agents, or any of them, with respect to the subject matter hereof.

18.           Applicable Law.  This Remarketing Agreement and the Pricing Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.           Counterparts.  This Remarketing Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.  The terms which follow, when used in this Remarketing Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, attached as an exhibit to the Pricing Agreement, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time specified in the Pricing Agreement, or such other time as agreed by the Company and the Remarketing Agents.

“Final Prospectus” shall mean the prospectus relating to the Remarketed Securities that was first filed pursuant to Rule 424(b) after the Execution Time.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus which is used prior to filing of the Final Prospectus.

“Prospectus” shall mean the Preliminary Prospectus or the Final Prospectus, as applicable.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus relating to the Remarketed Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Remarketing Settlement Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

 “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

22.           Incorporation by Reference to Stock Purchase Contract Agreement.  In connection with its execution hereof and its acting hereunder, the Stock Purchase Contract Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it under the Stock Purchase Contract Agreement.

Sincerely,

CITIGROUP INC.

/s/ John C. Gerspach

Name: John C. Gerspach
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as
Stock Purchase Contract Agent

/s/ Christopher Greene

Name: Christopher Greene
Title: Vice President

Accepted as of the date hereof on behalf of the Remarketing Agents:

CITIGROUP GLOBAL MARKETS INC.

/s/ Jack D. McSpadden, Jr.

Name: Jack D. McSpadden, Jr.
Title: Managing Director

ANNEX I

FORM OF ACCESSION LETTER

CITIGROUP INC.

[Date]

[New Remarketing Agent]

[Address]

To Whom It May Concern:

Remarketing of 6.320% Junior Subordinated Deferrable Interest Debentures due March 15, 2041 of Citigroup Inc. (the “Remarketed Securities”)

The undersigned refers to the Remarketing Agreement, dated as of October 27, 2009 (the “Remarketing Agreement”) among ourselves as the Company, The Bank of New York Mellon, as Stock Purchase Contract Agent (the “Purchase Contract Agent”), and the Remarketing Agents from time to time party thereto, and has the pleasure of inviting you to become a Remarketing Agent subject to and in accordance with the terms of the Remarketing Agreement, a copy of which has been supplied to you by us. In addition, we enclose letters entitling you to rely on the original letters referred to in Section 5 of the Remarketing Agreement, as such letters may have been amended or supplemented, together with copies of such original, amended or supplemented letters. Please return to the Company a copy of this letter signed by an authorized signatory whereupon you will become a Remarketing Agent for the purposes of the Remarketing Agreement with all the authority, rights, powers, duties and obligations of a Remarketing Agent under the Remarketing Agreement.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York. The provisions of Sections 15 and 18 of the Remarketing Agreement shall apply to this letter as if set out herein in full.

Sincerely,

CITIGROUP INC.
By:
Name:
Title:

Acknowledged as of the date hereof:

THE BANK OF NEW YORK MELLON,
as Stock Purchase Contract Agent

By:
Name:
Title:

CONFIRMATION

We hereby accept the appointment as a Remarketing Agent and accept all of the duties and obligations under, and the terms and conditions of the Remarketing Agreement upon the terms of this letter.

We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.

For the purposes of the Remarketing Agreement our communications details are as set out below.

[NEW REMARKETING AGENT]

By:
Name:
Title:

Date:	[	]

Address:	[	]
Telex:	[	]
Facsimile:	[	]
Attention:	[	]

Copies to:

(i) All existing Remarketing Agents who have been appointed in respect of the Remarketing of the Remarketed Securities.
(ii) The Stock Purchase Contract Agent.

ANNEX II

SELLING RESTRICTIONS

European Economic Area

The Remarketing Agents represent and agree that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “Relevant Implementation Date”), an offer to the public of any Remarketed Securities which are the subject of this remarketing may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such Remarketed Securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer to the public in that Relevant Member State of any Remarketed Securities may be made at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than  €50,000,000, as shown in its last annual or consolidated accounts;

(c)           to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Citigroup Global Markets Inc. for any such offer; or

(d)           in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Remarketed Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Remarketed Securities to be offered so as to enable an investor to decide to purchase any Remarketed Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each Remarketing Agent represents and agrees that the Prospectus relating to this remarketing is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”).

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the remarketing of the Remarketed Securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; each Remarketing Agent represents and agrees that no Remarketed Securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; each Remarketing Agent represents and agrees that the prospectus or any other offering material relating to the Remarketed Securities have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. Each Remarketing Agent represents and agrees that the direct or indirect distribution to the public in France of any so acquired Remarketed Securities may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Hong Kong

Each Remarketing Agent:

(a)           has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Remarketed Securities other than to (i) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)           has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Remarketed Securities, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under securities laws of Hong Kong) other than with respect to Remarketed Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Remarketed Securities have not been and will not be registered under the Securities and Exchange Law of Japan. The Remarketing Agents will not offer or sell, directly or indirectly, any of the Remarketed Securities in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for remarketing or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

Singapore

The Prospectus relating to this remarketing have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Remarketing Agent has not offered or sold any Remarketed Securities or caused the Remarketed Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Remarketed Securities or cause the Remarketed Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, such Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Remarketed Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each Remarketing Agent will notify (whether through the distribution of the Prospectus relating to this remarketing or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Remarketed Securities from or through that Remarketing Agent, namely a person which is:

(a)           a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)           a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Remarketed Securities under Section 275 of the SFA except:

(1)
to an institutional investor (for corporations, under Section 274 of the SFA )or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is given for the transfer; or

by operation of law.